COMMON STOCK                                                      COMMON STOCK


    NUMBER                                                           SHARES
   M-364270                         [LOGO]

              THIS CERTIFICATE IS                                CUSIP 792860 10
            TRANSFERABLE IN NEW YORK,
             NY OR MINNEAPOLIS, MN
                                                  SEE REVERSE SIDE FOR CERTAIN
                                                 DEFINITIONS AND FOR STATEMENT
                                                REGARDING RIGHTS AND RESTRICTION


                         THE ST. PAUL COMPANIES, INC.

THIS CERTIFIES THAT



                                SPECIMEN



IS THE OWNER OF

       FULLY PAID AND NON-ASSESSABLE SHARES OF THE VOTING COMMON STOCK OF

THE ST. PAUL COMPANIES, INC. EACH TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY ON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTRAR.
     WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:


COUNTERSIGNED AND REGISTERED:
      NORWEST BANK MINNESOTA, N.A.
                            TRANSFER AGENT
                            AND REGISTRAR
                                                            [SEAL]           /s/ Sandra Ulsaker Wiese
BY         /s/   L.M. Kaufman                                                    --------------------
                 ------------                                                    CORPORATE SECRETARY

AUTHORIZED SIGNATURE

                                                                             /s/ D.W. Leatherdale
                                                                                 --------------------
                                                                                      CHAIRMAN AND
                                                                             CHIEF EXECUTIVE OFFICER


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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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

       TEN COM         as tenants in common              UNIF GIFT MIN ACT   ...............  Custodian  ...............
       TEN ENT      -- as tenants by the entireties                              (Cust)                      (Minor)
                                                                                   under Uniform Gifts to Minors
       JT TEN       -- as joint tenants with right of
                       survivorship and not as tenants                        Act............................
                       in common                                                               (State)

                       Additional abbreviations may also be used though not in the above list.


  PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------

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   FOR VALUE RECEIVED,_____________________________________hereby sell, assign and transfer unto ____________________________________________________________
                    Please print or typewrite name and address of assignee

______________________________________________________________________________


_______________________________________________________________________ Share
of the Voting Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_____________________________________

Attorney, to transfer said stock on the books of the within-named
Corporation, with full power of substitution in the premises.


Dated________________________________



                                     ___________________________________________

SIGNATURE GUARANTEED                   NOTICE: The signature to this assignment
                                     must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.


          Until the close of business on the Separation Date (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of December 4, 1989 (as such may be amended from time to time, the "Rights Agreement"), between The St. Paul Companies, Inc. and First Chicago Trust Company of New York, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The St. Paul Companies, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock or other securities or assets of the Company or a Subsidiary of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or "Adverse Person" or an Affiliate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The St. Paul Companies, Inc. will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.


               ON DECEMBER 11, 1998 NORWEST BANK MINNESOTA, N.A. WAS NAMED SUCCESSOR RIGHTS AGENT REPLACING FIRST CHICAGO TRUST COMPANY OF NEW YORK.


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The Corporation will furnish to any shareholder, without charge and upon request addressed to the Corporation at its principal office at 385 Washington Street, St. Paul, Minnesota 55102, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Corporation's Board of Directors to determine the relative rights and preferences of subsequent classes or series of shares.
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